U.S. SECURITIES AND EXCHANGE COMMISSION
            Washington, D.C.  20549

                    FORM 10

  General Form for Registration of Securities
      Pursuant to Section 12(b) or (g) of
      The Securities Exchange Act of 1934

         ENGCHOW EDUCATION CORPORATION
         -----------------------------
(Exact name of registrant as specified in its charter)

Delaware                                      On Application
------------------                     ------------------------------
(State or Other Jurisdiction             (I.R.S. Employer
of Incorporation or Organization)         Identification No.)

                4705 Metro Plaza
               183 Tianhe Bei Lu
               Tianhe, Guangzhou
                  China 610000
 ------------------------------------------------------------
(Address of Principal Executive Offices) (Zip Code)


Registrant's telephone number, including area code:          202-387-5400

Securities to be Registered Under Section 12(b) of the Act:  None

Securities to be Registered Under Section 12(g) of the Act:  Common Stock,
                                                          $.0001 Par Value
                                                          (Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

   Large accelerated filer                 Accelerated filer
   Non-accelerated filed                   Smaller reporting company  X

ITEM 1.  BUSINESS.

     Engchow Education Corporation was incorporated on February 1, 2011 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. Engchow Education has been in the developmental stage since inception and its operations to date have been limited to issuing shares to its original shareholders and filing this registration statement.

     Engchow Education will attempt to locate and negotiate with a business entity for the combination of that target company with it. Engchow Education anticipates that it will primarily seek education institutions or a target company involved in the education business with which to combine. The combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended.

     No assurances can be given that Engchow Education will be successful in locating or negotiating with any target company.

     Engchow Education has been formed to provide a method for a foreign or domestic private company to become a reporting company with a class of securities registered under the Securities Exchange Act of 1934.

Aspects of a Reporting Company

     There are certain perceived benefits to being a reporting company.

     These are commonly thought to include the following:

      +    increased visibility in the financial community;
      +    compliance with a requirement for admission to quotation on the OTC Bulletin Board or
               on the Nasdaq Capital Market;
      +    the facilitation of borrowing from financial institutions;
      +    increased valuation;
      +    greater ease in raising capital;
      +    compensation of key employees through stock options for which there may be a market valuation;
      +    enhanced corporate image.

     There are also certain perceived disadvantages to being a reporting company. These are commonly thought to include the following:

      +    requirement for audited financial statements; required
             publication of corporate information;
      +    required filings of periodic and episodic reports with the
             Securities and Exchange Commission;
      +    increased rules and regulations governing management, corporate activities and shareholder relations.

Comparison with Initial Public Offering

     Certain private companies may find a business combination more attractive than an initial public offering of their securities. Reasons for this may include the following:

      +    inability to obtain an underwriter;
      +    possible larger costs, fees and expenses of a public offering;
      +    possible delays in the public offering process;
      +    greater dilution of outstanding securities.

     Certain private companies may find a business combination less attractive than an initial public offering of their securities. Reasons for this may include the following:

      +    no investment capital raised through a business combination;
      +    no underwriter support of trading.

Potential Target Companies

     Engchow Education anticipates that it will primarily seek education institutions or a target company involved in the education business with which to combine. Business entities, if any, which may be interested in a combination with Engchow Education may include the following:

      +    a company for which a primary purpose of becoming public is the use  of its securities for the acquisition of assets or
             businesses;
      +    a company which is unable to find an underwriter of its securities or is unable to find an underwriter of securities on terms acceptable to it;
      +    a company which wishes to become public with less dilution of its securities than would occur upon an underwriting;
      +    a company which believes that it will be able to obtain investment capital on more favorable terms after it has become public;
      +    a foreign company which may wish an initial entry into the United
               States securities market;
      +    a special situation company, such as a company seeking a public market to satisfy redemption requirements under a qualified Employee Stock Option Plan;
      +    a company seeking one or more of the other perceived benefits of becoming a public company.

     A business combination with a target company will normally involve the transfer to the target company of the majority of the issued and outstanding common stock of Engchow Education and the substitution by the target company of its own management and board of directors.

     No assurances can be given that Engchow Education will be able to enter into any business combination, as to the terms of a business combination, or as to the nature of a target company.

     The proposed business activities described herein classify Engchow Education as a "blank check" company. The Securities and Exchange Commission and certain states have enacted statutes, rules and regulations limiting the public sale of securities of blank check companies. Engchow Education will not make any efforts to cause a market to develop in its securities until such time as it has successfully implemented its business plan and is no longer classified as a blank check company.

     Engchow Education is voluntarily filing this registration statement with the Securities and Exchange Commission and is under no obligation to do so under the Exchange Act. Engchow Education will continue to file all reports required of it under the Exchange Act until a business combination has occurred. A business combination will normally result in a change in control and management of Engchow Education. Since a principal benefit of a business combination with Engchow Education would normally be considered its status as a reporting company, it is anticipated that Engchow Education will continue to file reports under the Exchange Act following a business combination. No assurance can be given that this will occur or, if it does, for how long.

     Eng Chow is the sole officer and director of Engchow Education. Engchow Education has no employees nor are there any other persons than Mr. Eng Chow who devote any of time to its affairs. All references herein to management of Engchow Education are to Eng Chow. The inability at any time of Mr. Chow to devote sufficient attention to Engchow Education could have a material adverse impact on its operations.

Glossary

"Blank check" company         As used herein, a "blank check" company is a
                              development stage company that has
                              no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

Business combination          Normally a merger, stock-for-stock  or
                              stock-for-assets exchange with the target company or the shareholders of the target company.

Engchow Education or          The corporation whose common stock is the
                              subject of this registration statement.
the Registrant

Exchange Act                  The Securities Exchange Act of 1934, as
                              amended.

Securities Act                The Securities Act of 1933, as amended.

ITEM 1A.  RISK FACTORS

     The business of Engchow Education is subject to numerous risk factors, including the following:

Engchow Education has no operating history nor revenue with minimal assets and operates at a loss.

     Engchow Education has had no operating history nor any revenues or earnings from operations. Engchow Education has no significant assets or financial resources. Engchow Education has sustained losses to date and as of February 28, 2011 has accumulated losses of $20,050. In all likelihood, Engchow Education will continue to sustain expenses without corresponding revenues, at least until the consummation of a business combination. Since its inception, Engchow Education has been dependent upon the receipt of capital investment to fund its activities.

Engchow Education's independent auditors have included note in the financial statements regarding its ability to continue as a going concern.

     The financial statements prepared by Engchow Education's independent auditor's for the period ended February 28, 2011 includes a note that the continuation of the company as a going concern is dependent upon financial support from its stockholders, the ability of the company to obtain necessary equity financing to continue operations, and/or successfully locating and negotiating with a business entity for a combination of that company with Engchow Education. There is no assurance that any of these events will occur and therefore there is no assurance that Engchow Education can continue as a going concern.

Engchow Education will seek only one business combination and as such there is no diversification of investment.

     The purpose of Engchow Education is to seek, and acquire an interest in a business entity which desires to seek the perceived advantages of a corporation which has a class of securities registered under the Exchange Act. Engchow Education may participate in a business venture of virtually any kind or nature and it will not restrict its search to any specific business, industry, or geographical location. Management anticipates that Engchow Education will be able to participate in only one potential business venture because it has nominal assets and limited financial resources. This lack of diversification should be considered a substantial risk to the shareholders of Engchow Education because it will not permit Engchow Education to offset potential losses from one venture against gains from another.

     The sole officer and director of Engchow Education is Eng Chow. Because management consists of only one person, Engchow Education does not benefit from multiple judgments that a greater number of directors or officers would provide and it will rely completely on the judgment of its sole officer and director when selecting a target company. Mr. Chow anticipates devoting only a limited amount of time to the business of Engchow Education. Mr. Chow has not entered into a written employment agreement with Engchow Education and is not expected to do so. Engchow Education has not obtained key man life insurance on Mr. Chow and the loss of services would adversely affect development of the business of Engchow Education and its likelihood of commencing operations.

The sole officer and director of the Company beneficially owns and will continue to own a majority of the Company's common stock and, as a result, can exercise control over shareholder and corporate actions.

     The director and sole officer of the Company owns 99.7% of the Company's outstanding common stock. As such, he is able to control matters requiring approval by shareholders, including the election of directors and approval of significant corporate transactions. A director is required to act in the best interest of the company and to make his best business judgments based on such best interests of the company in approving corporate actions. As a director, and when voting on matters under consideration by the board of directors, the director has a duty to act in the best interests of the Company; there is no such required duty when acting as shareholders or voting on matters under consideration by shareholders.

The director and executive officer reside outside the United States which may inhibit the ability of investors to bring any legal action or to enforce or collect on any favorable judgement that in such case may be received.

     The sole director and the sole officer of the Company resides outside of the United States which may compromise the ability of investors to enforce their legal rights or effect service of process upon directors or executive officer or enforce civil or criminal judgments of United States courts against the Company, its directors or executive officer. Likewise, other than the cash on hand, as of the date of the registration statement, the Company has no assets in the United States. This may render any monetary penalty (whether civil or criminal in nature) obtained by any investor for any reason against the Company or its director or executive officer difficult if not impossible to enforce.

The proposed operations of Engchow Education are speculative.

     The success of the proposed business plan of Engchow Education will depend to a great extent on the operations, financial condition and management of the identified target company. While business combinations with entities having established operating histories are preferred, there can be no assurance that Engchow Education will be successful in locating candidates meeting such criteria. The decision to enter into a business combination will likely be made without detailed feasibility studies, independent analysis, market surveys or similar information which, if Engchow Education had more funds available to it, would be desirable.
In the event Engchow Education completes a business combination, the success of its operations will be dependent upon management of the target company and numerous other factors beyond the control of Engchow Education. There is no assurance that Engchow Education can identify a target company and consummate a business combination.

Possible classification as a penny stock.

     In the event that a public market develops for the securities of Engchow Education following a business combination, such securities may be classified as a penny stock depending upon their market price and the manner in which they are traded. The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock", for purposes relevant to Engchow Education, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share whose securities are admitted to quotation but do not trade on the Nasdaq Capital Market or on a national securities exchange. For any transaction involving a penny stock, unless exempt, the rules require delivery by the broker of a document to investors stating the risks of investment in penny stocks, the possible lack of liquidity, commissions to be paid, current quotation and investors' rights and remedies, a special suitability inquiry, regular reporting to the investor and other requirements.

There is a scarcity of and competition for business opportunities and combinations.

     Engchow Education is and will continue to be an insignificant participant in the business of seeking mergers with and acquisitions of business entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may be merger or acquisition target candidates for Engchow Education. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than Engchow Education and, consequently, Engchow Education will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, Engchow
Education will also compete with numerous other small public companies in seeking merger or acquisition candidates.

There is no agreement for a business combination and no minimum requirements for business combination.

     As of the original filing date of this registration statement, Engchow Education had no current arrangement, agreement or understanding with respect to engaging in a business combination with a specific entity. When, if at all, Engchow Education enters into a business combination it will file the required reports with the Securities and Exchange Commission. There can be no assurance that Engchow Education will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. No particular industry or specific business within an industry has been selected for a target company. Engchow Education has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which it will require a target company to have achieved, or without which Engchow Education would not consider a business combination with such business entity. Accordingly, Engchow Education may enter into a business combination with a business entity having no significant operating history, losses, limited or no potential for immediate earnings, limited assets, negative net worth or other negative characteristics. There is no assurance that Engchow Education will be able to negotiate a business combination on terms favorable to Engchow Education.

Reporting requirements may delay or preclude acquisition.

     Pursuant to the requirements of Section 13 of the Exchange Act, Engchow Education is required to provide certain information about significant acquisitions including audited financial statements of the acquired company. Obtaining audited financial statements is the economic responsibility of the target company. The additional time and costs that may be incurred by some potential target companies to prepare such financial statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by Engchow Education. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable. Notwithstanding a target company's agreement to obtain audited financial statements within the required time frame, such audited financial statements may not be available to Engchow Education at the time of entering into an agreement for a business combination. In cases where audited financial statements are unavailable, Engchow Education will have to rely upon information that has not been verified by outside auditors in making its decision to engage in a transaction with the business entity. This risk increases the prospect that a business combination with such a target company might prove to be an unfavorable one for Engchow Education.

Regulation under Investment Company Act.

     In the event Engchow Education engages in business combinations which result in Engchow Education holding passive investment interests in a number of entities, Engchow Education could be subject to regulation under the Investment Company Act of 1940. Passive investment interests, as used in the Investment Company Act, essentially means investments held by entities which do not provide management or consulting services or are not involved in the business whose securities are held. In such event, Engchow Education would be required to register as an investment company and could be expected to incur significant registration and compliance costs. Engchow Education has obtained no formal determination from the Securities and Exchange Commission as to the status of Engchow Education under the Investment
Company Act of 1940. Any violation of such Act could subject Engchow Education to material adverse consequences.

Probable change in control and management.

     A business combination involving the issuance of the common stock of Engchow Education will, in all likelihood, result in shareholders of a target company obtaining a controlling interest in Engchow Education. As a condition of the business combination agreement, the shareholders of Engchow Education may agree to sell, transfer or retire all or a portion of their stock of Engchow Education to provide the target company with all or majority control. The resulting change in control of Engchow Education will likely result in removal of the present officer and director of Engchow Education and a corresponding reduction in or elimination of his participation in the future affairs of Engchow Education.

Possible change in value of shares upon business combination.

     A business combination normally will involve the issuance of a significant number of additional shares. Depending upon the value of the assets acquired in such business combination, the per share value of the common stock of Engchow Education may increase or decrease, perhaps significantly.

Federal and state tax consequences will, in all likelihood, be major considerations in any business combination Engchow Education may undertake.

     Currently such a business transaction may be structured so as to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions. Engchow Education intends to structure any business combination so as to minimize the federal and state tax consequences to both Engchow Education and the target company; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have an adverse effect on both parties to the transaction.

Any potential acquisition or merger with a foreign company may create additional risks.

     If Engchow Education enters into a business combination with a foreign concern it will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, capital investment, resource self-sufficiency, balance of payments positions, and in other respects. Any business combination with a foreign company may result in control of Engchow Education by individuals who are not resident in the United States and in assets which are located outside the United States, either of which could significantly reduce the ability of the shareholders to seek or enforce legal remedies against Engchow Education.

ITEM 2.  FINANCIAL INFORMATION

Plan of Operation.

     Engchow Education has no operations nor does it currently engage in any business activities generating revenues. Engchow Education's principal business objective for the following 12 months is to achieve a business combination with a target company.

     Engchow Education anticipates that during the 12 months following the date of this registration statement, it will incur costs related to (i) filing reports as required by the Securities Exchange Acct of 1934 and (ii) consummating an acquisition or merger. Since its inception, Engchow Education has been dependent upon the receipt of capital investment to fund its activities. Engchow Education raised $20,100 with the issuance of shares to 43 individuals. The continuation of Engchow Education as a going concern is dependent upon financial support from its shareholders, its management or its ability to obtain necessary equity financing to continue operations, or successfully locating and negotiating with a business entity for the combination of that target company.

Search for Target Company

     Management of Engchow Education will supervise the search for target companies as potential candidates for a business combination. Engchow Education anticipates that it will primarily seek education institutions or a target company involved in the education business with which to combine.

     Engchow Education anticipates that it may enter, into agreements with consultants to assist it in locating a target company and may share stock received by it or an affiliate in Engchow Education with, or grant options on such stock to, such referring consultants. There is no minimum or maximum amount of stock or options that may be granted or paid to such consultants.

     Engchow Education may seek to locate a target company through solicitation. Such solicitation may include newspaper or magazine advertisements, mailings and other distributions to law firms, accounting firms, investment bankers, financial advisors and similar persons, the use of one or more web sites and similar methods. Engchow Education may utilize consultants in the business and financial communities for referrals of potential target companies. However, there is no assurance that Engchow Education will locate a target company for a business combination.

Management of Engchow Education

     Engchow Education has no full time employees. Eng Chow is the sole officer of Engchow Education and its sole director. Mr. Chow, as president of Engchow Education, will allocate a limited portion of his time to the activities of Engchow Education without compensation. Potential conflicts may arise with respect to the limited time commitment by Mr. Chow and the potential demands of the activities of Engchow Education.

     The amount of time spent by Mr. Chow on the activities of Engchow Education is not predictable. Such time may vary widely from an extensive amount when reviewing a target company and effecting a business combination to an essentially quiet time when activities of management focus elsewhere. It is impossible to predict the amount of time Mr. Chow will actually be required to spend to review suitable target companies.

General Business Plan

     The purpose of Engchow Education is to seek, investigate and, if such investigation warrants, acquire an interest in a business entity which desires to seek the perceived advantages of a corporation which has a class of securities registered under the Exchange Act. Although Engchow Education will not restrict its search to any specific business, industry, or geographical location,Engchow Education anticipates that it will primarily seek education institutions or a target company involved in the education business with which to combine. Management anticipates that it will be able to participate in only one potential business venture because Engchow Education has nominal assets and limited financial resources. This lack of diversification should be considered a substantial risk to the shareholders of Engchow Education because it will not permit Engchow Education to offset potential losses from one venture against gains from another.

     Engchow Education may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes.

     The most likely target companies are those seeking the perceived benefits of a reporting corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, increasing the opportunity to use securities for acquisitions, providing liquidity for shareholders and other factors. Business opportunities may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities difficult and complex.

     Engchow Education has, and will continue to have, no capital with which to provide the owners of business entities with any cash or other assets. However, Engchow Education offers owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a reporting company without the time required to become a reporting company by other means.

     The analysis of new business opportunities will be undertaken by, or under the supervision of, the officer and director of Engchow Education. In analyzing prospective business opportunities, Engchow Education may consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable but which may be anticipated; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance of products, services, or trades; name identification; and other relevant factors. This discussion of the proposed criteria is not meant to be restrictive of the virtually unlimited discretion of Engchow Education to search for and enter into potential business opportunities.

     Engchow Education is subject to the reporting requirements of the Exchange Act. Included in these requirements is the duty of Engchow Education to file audited financial statements reporting a business combination which is required to be filed with the Securities and Exchange Commission upon completion of the combination.

     Because of the time required to prepare financial statements, a target company which has entered into a business combination agreement may wish to take control of Engchow Education before the target company has completed its audit. Among other things, this will allow the target company to announce the pending combination through filings with the Securities and Exchange Commission which will then be available to the financial community, potential investors, and others. In such case, Engchow Education will only have access to unaudited and possibly limited financial information about the target company in making a decision to combine with that company.

     Engchow Education will not restrict its search for any specific kind of business entities, but may acquire a venture which is in its preliminary or development stage, which is already in operation, or in essentially any stage of its business life. It is impossible to predict at this time the status of any business in which Engchow Education may become engaged, whether such business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which Engchow Educationmay offer.

Terms of a Business Combination

     In implementing a structure for a particular business acquisition, Engchow Education may become a party to a merger, consolidation, reorganization, joint venture, licensing agreement or other arrangement with another corporation or entity. On the consummation of a transaction, it is likely that the present management and shareholders of Engchow Education will no longer be in control of Engchow Education. In addition, it is likely that the officer and director of Engchow Education will, as part of the terms of the business combination, resign and be replaced by one or more new officers and directors.

     It is anticipated that any securities issued in any such business combination would be issued in reliance upon an exemption from registration under applicable federal and state securities laws. In many circumstances, Engchow Education may wish to register all or a part of such securities for public trading after the transaction is consummated. If such registration occurs, it will be undertaken by the surviving entity after Engchow Education has entered into an agreement for a business combination or has consummated a business combination and Engchow Education is no longer considered a blank check company. The issuance of additional securities and their potential sale into any trading market which may develop in the securities of Engchow Education may depress the market value of the securities of Engchow Education in the future if such a market develops, of which there is no assurance.

     While the terms of a business transaction to which Engchow Education may be a party cannot be predicted, it is expected that the parties to the business transaction will desire to avoid the creation of a taxable event and thereby structure the acquisition in a tax-free reorganization under Sections 351 or 368 of the Internal Revenue Code of 1986, as amended.

     Engchow Education will participate in a business combination only after the negotiation and execution of appropriate agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require certain representations and warranties of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by the parties prior to and after such closing and will include miscellaneous other terms.

     Eng Chow, the officer and director of Engchow Education, will provide his services without charge or repayment by Engchow Education.

Undertakings and Understandings Required of Target Companies

     As part of a business combination agreement, Engchow Education intends to obtain certain representations and warranties from a target company as to its conduct following the business combination. Such representations and warranties may include (i) the agreement of the target company to make all necessary filings and to take all other steps necessary to remain a reporting company under the Exchange Act for at least a specified period of time; (ii) imposing certain restrictions on the timing and amount of the issuance of additional free-trading stock, including stock registered on Form S-8 or issued pursuant to Regulation S and (iii) giving assurances of ongoing compliance with the Securities Act, the Exchange Act, the General Rules and Regulations of the Securities and Exchange Commission, and other applicable laws, rules and regulations.

     A potential target company should be aware that the market price and trading volume of the securities of Engchow Education, when and if listed for secondary trading, may depend in great measure upon the willingness and efforts of successor management to encourage interest in Engchow Education within the United States financial community. Engchow Education does not have the market support of an underwriter that would normally follow a public offering of its securities. Initial market makers are likely to simply post bid and asked prices and are unlikely to take positions in Engchow Education's securities for their own account or customers without active encouragement and a basis for doing so. In addition, certain market makers may take short positions in Engchow Education's securities, which may result in a significant pressure on their market price. Engchow Education may consider the ability and commitment of a target company to actively encourage interest in Engchow Education's securities following a business combination in deciding whether to enter into a transaction with such company.

     A business combination with Engchow Education separates the process of becoming a public company from the raising of investment capital. As a result, a business combination with Engchow Education normally will not be a beneficial transaction for a target company whose primary reason for becoming a public company is the immediate infusion of capital. Engchow Education may require assurances from the target company that it has or that it has a reasonable belief that it will have sufficient sources of capital to continue operations following the business combination. However, it is possible that a target company may give such assurances in error, or that the basis for such belief may change as a result of circumstances beyond the control of the target company.

Competition

     Engchow Education will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than Engchow Education. In view of Engchow Education's combined extremely limited financial resources and limited management availability, Engchow Education will continue to be at a significant competitive disadvantage compared to Engchow Education's competitors.

ITEM 3.  PROPERTIES.

     Engchow Education has no properties and at this time has no agreements to acquire any properties. Engchow Education currently uses the offices of its president at no cost to it. It is anticipated that this arrangement will continue until Engchow Education completes a business combination.

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT.

     The following table sets forth each person known by Engchow
Education to be the beneficial owner of five percent or more of its common stock, all directors individually and all directors and officers of Engchow Education as a group. Except as noted, each person has sole voting and investment power with respect to the shares shown.

  Name and Address              Amount of Beneficial    Percentage
  of Beneficial Owner           Ownership               of Class (1)
 ----------------------        --------------------     ------------


  Eng Chow            	          200,000,000              99.7%
  President and Director

  All Executive Officers and      200,000,000              99.7%
  Directors as a Group (1 Person)

   (1) Based upon 200,500,000 shares of common stock outstanding.

ITEM 5.  DIRECTORS AND EXECUTIVE OFFICERS

     Engchow Education has one director and officer as follows:

  Name               Age            Positions and
                                    Offices Held

  Eng Chow            57        Director, President
                                   and Secretary

     Set forth below is the name of the director and officer of Engchow Education, all positions and offices with Engchow Education held, the period during which she has served as such, and the business experience during at least the last five years:

     Eng Chow has served as the director, president and secretary of Engchow Education since its inception. Dr. Chow began his business career as a real estate developed and concentrated in education. Since 2005, Dr. Chow owns shares in a medical university in the Caribbean and is currently managing schools and training centers in China. Dr. Chow received an Masters of. Arts degree in fine arts from York University, Canada and an honorary Medical Doctor degree from St. Martinus University, Curacao.

     There are no agreements or understandings for the above-named officer or director to resign at the request of another person and the above-named officer and director is not acting on behalf of nor will act at the direction of any other person.

Conflicts of Interest

     Tiber Creek Corporation serves as a an advisor to Engchow Education
and is one of its shareholders.   Tiber Creek is also a shareholder in other
"blank check" companies which are seeking to business combinations with potential targets. Tiber Creek does not make management decisions for Engchow Education but will advise it on potential target business combinations if requested to do so. Tiber Creek believes that although there may be a conflict between Engchow Education and those other companies in which Tiber Creek is a shareholder and which are also seeking business combination opportunities such conflict may be reduced because Tiber Creek believes there are numerous such opportunities and the variety and potential differing structure of any business combination will serve to appeal differently to management of the companies.

Investment Company Act of 1940

     Although Engchow Education will be subject to regulation under the Securities Act and the Exchange Act, management believes Engchow Education will not be subject to regulation under the Investment Company Act of 1940 insofar as Engchow Educationwill not be engaged in the business of investing or trading in securities.

     In the event  Engchow Education engages in business combinations which result in it holding passive investment interests in a number of entities, it could be subject to regulation under the Investment Company
Act of 1940. In such event, Engchow Education would be required to register as an investment company and could be expected to incur significant registration and compliance costs. Engchow Education has obtained no determination from the Securities and Exchange Commission as to the status
of Engchow Education under the Investment Company Act of 1940.   Any
violation of such Act would subject it to material adverse consequences.

ITEM 6.  EXECUTIVE COMPENSATION

     The officer and director of Engchow Education does not receive any compensation for services rendered to Engchow Education, has not received such compensation in the past, and is not accruing any compensation.
However, the officer and director of Engchow Education anticipates receiving benefits as a beneficial shareholder of Engchow Education if the value of the shares of Engchow Education increase after a business transaction is effected as in such business transaction she will likely retain some shares in Engchow Education and would benefit from any such increase in share value.

     No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by Engchow Education for the benefit of employees.

ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED
TRANSACTIONS
          AND DIRECTOR INDEPENDENCE.

     Engchow Education has issued a total of 200,500,000 shares of common stock pursuant to Section 4(2) of the Securities Act for as an issuance not involving any public offering.

     Engchow Education is not currently required to maintain an independent director as defined by Rule 4200 of the Nasdaq Capital Market nor does it anticipate that it will be applying for listing of its securities on an exchange in which an independent directorship is required. It is likely that Mr. Chow would not be considered an independent directors if it were to do so.

ITEM 8.    LEGAL PROCEEDINGS

     There is no litigation pending or threatened by or against Engchow
Education.

ITEM 9.   MARKET PRICE OF AND DIVIDENDS ON THE
REGISTRANT'S COMMON EQUITY
               AND RELATED STOCKHOLDER MATTERS.

     (a) Market Price. There is no trading market for Engchow Education's common stock and there has been no trading market to date. There is no assurance that a trading market will ever develop or, if such a market
does develop, that it will continue.     There is no common stock or other
equity subject to any outstanding options or warrants or any securities convertible into common stock of Engchow Education nor is any common stock currently being publicly offered by Engchow Education. At the time of this registration, no shares issued by Engchow Educationare available for sale pursuant to Rule 144 promulgated pursuant to the Rules and Regulations of the Securities and Exchange Commission but after the requisite holding period, the shareholders of Engchow Education could offer their shares for sale pursuant to such rule. However, all the shareholders of Engchow Education are officers and directors and as such are subject to the rules governing affiliated persons for sales pursuant to Rule 144.

     (b) Holders. The issued and outstanding shares of the common stock of Engchow Education were issued in accordance with the exemptions from registration afforded by Section 4(2) of the Securities Act of 1933.

     (c) Dividends. Engchow Education has not paid any dividends to date, and has no plans to do so in the immediate future. Engchow Education presently intends to retain all earnings, if any, for use in its business operations and accordingly, the Board of Directors does not anticipate declaring any dividends prior to a business combination. Dividends, if any, would be contingent upon Engchow Education's revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends would be within the discretion of Engchow Education's Board of Directors.

ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES.

     Pursuant to Section 4(2) of the Securities Act of 1933, on February 1, 2011 Engchow Education issued 200,000,000 shares of common stock to one individual shareholder. On the same date, the Company issued 500,000 shares of common stock as payment for legal and consulting services.

ITEM 11.  DESCRIPTION OF SECURITIES.

     The authorized capital stock of Engchow Education consists of 500,000,000 shares of common stock, par value $.0001 per share, of which there are 200,500,000 issued and outstanding and 20,000,000 shares of preferred stock, par value $.0001 per share, of which none have been designated or issued. The following statements relating to the capital stock set forth the material terms of the securities of Engchow Education; however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the certificate of incorporation and the by-laws, copies of which are filed as exhibits to this registration statement.

Common Stock

     Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of Engchow Education, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.
All of the outstanding shares of common stock are fully paid and non-assessable.

     Holders of common stock have no preemptive rights to purchase the common stock of Engchow Education. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Preferred Stock

     The Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Engchow Education without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. At present, Engchow Education has no plans to issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.

     The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of the stockholders of Engchow Education, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise.

     Engchow Education has no present plans to issue any preferred stock.

Trading of Securities in Secondary Market

     Following a business combination, a target company will normally wish to cause Engchow Education's common stock to trade in one or more United States securities markets. The target company may elect to take the steps required for such admission to quotation following the business combination or at some later time. Such steps will normally involve filing a registration statement under the Securities Act. Such registration statement may include securities held by current shareholders or offered by Engchow Education, including warrants, shares underlying warrants, and debt securities.

     In order to qualify for listing on the Nasdaq Capital Market, a company must have at least (i) net tangible assets of $4,000,000 or market capitalization of $50,000,000 or net income for two of the last three years of $750,000; (ii) public float of 1,000,000 shares with a market value of $5,000,000; (iii) a bid price of $4.00; (iv) three market makers; (v) 300 round-lot shareholders and (vi) an operating history of one year or, if less than one year, $50,000,000 in market capitalization. For continued listing on the Nasdaq Capital Market, a company must have at least (i) net tangible assets of $2,000,000 or market capitalization of $35,000,000 or net income for two of the last three years of $500,000; (ii) a public float of 500,000 shares with a market value of $1,000,000; (iii) a bid price of $1.00; (iv) two market makers; and (v) 300 round-lot shareholders.

     If, after a business combination and qualification of its securities for trading, Engchow Education does not meet the qualifications for listing on the Nasdaq Capital Market, Engchow Education may apply for quotation of its securities on the OTC Bulletin Board.

     In order to have its securities quoted on the OTC Bulletin Board a company must (i) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators; and (ii) have at least one market maker who completes and files a Form 211 with Regulation, Inc.

     The OTC Bulletin Board is a dealer-driven quotation service. Unlike the Nasdaq Stock Market, companies cannot directly apply to be quoted on the OTC Bulletin Board, only market makers can initiate quotes, and quoted companies do not have to meet any quantitative financial requirements. Any equity security of a reporting company not listed on the Nasdaq Stock Market or on a national securities exchange is eligible.

     In certain cases Engchow Education may elect to have its securities initially quoted in the Pink Sheets published by Pink OTC Markets Inc.

     In general there is greatest liquidity for traded securities on the Nasdaq Capital Market, less on the OTC Bulletin Board, and least through quotation on the Pink Sheets. It is not possible to predict where, if at all, the securities of Engchow Education will be traded following a business combination and qualification of its securities for trading.

     The National Securities Market Improvement Act of 1996 limited the authority of states to impose restrictions upon resales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Exchange Act. Upon effectiveness of this registration statement, Engchow Education will be required to, and will, file reports under Section 13 of the Exchange Act. As a result, sales of Engchow Education's common stock in the secondary market by the holders thereof may then be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker) without qualification under state securities acts. The resale of such shares may be subject to the holding period and other requirements of Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission.

Transfer Agent

     It is anticipated that Globex Transfer, Deltona, Florida will act as transfer agent for the common stock of Engchow Education.

Additional Information

     This registration statement and all other filings of Engchow Education when made with the Securities and Exchange Commission may be viewed and downloaded at the Securities and Exchange Commission's website at www.sec.gov.

ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Engchow Education's certificate of incorporation contains such a provision.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the company pursuant to the foregoing provisions, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 13.    FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

     Engchow Education is a smaller reporting company in accordance with Regulation S-X.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

     Engchow Education has not changed accountants since its formation and there are no disagreements with the findings of its accountants.

ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS.

     Set forth below are the audited financial statements for Engchow Education for the period ended February 28, 2011.




                      FINANCIAL STATEMENTS



Report of Independent Registered Public Accounting Firm             F-1

Balance Sheet                                                       F-2

Statement of Operations                                             F-3

Statement of Cash Flows                                             F-4

Statement of Stockholders' Equity                                   F-5

Notes to Financial Statements                                      F6-F9

ANTON & CHIA                             CERTIFIED PUBLIC ACCOUNTANTS


     REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Engchow Education Corporation.

We have audited the accompanying balance sheet of Engchow
Education Corporation (the "Company") as of February 28, 2011, and the related statements of operations, stockholders' equity and cash flows for the period from February 1, 2011 (Inception) through February 28, 2011. These financial statements are the responsibility of Engchow Education Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with standards of the Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of February 28, 2011 and the results of its operations and its cash flows for the period from February 1, 2011 (Inception) through February 28, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in
Note 1 to the financial statements, the Company has no revenues and income since inception. Management's plans concerning these matters are also described in Note, which includes the raising of additional equity financing. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia LLP
Newport Beach, CA
March 17, 2011

                     ENGCHOW EDUCATION CORPORATION
                              BALANCE SHEET


 ASSETS                                              February 28,
                                                        2011
                                                 -----------------

  Current Assets
    Cash                                         $         6,510
                                                 -----------------
  Total Assets                                   $         6,510
                                                 =================

  STOCKHOLDERS' Equity

  Stockholders' Equity
  Preferred stock; $0.0001 par value,
    20,000,000 shares authorized; zero
    shares issued and outstanding                $           -
  Common Stock; $0.0001 par value,
    500,000,000 shares authorized;
    200,500,000 shares issued and
    outstanding                                           20,050
  Additional paid-in capital                               6,510
  Accumulated deficit                                    (20,050)
                                                 -----------------
  Total Stockholders' Equity                     $         6,510
                                                 -----------------



        See the accompanying notes to the financial statements

                     ENGCHOW EDUCATION CORPORATION
                        STATEMENT OF OPERATIONS

                                                  For the period from
                                                   February 1, 2011
                                                    (Inception) to
                                                     February 28,
                                                        2011
                                                 -----------------

    Operating expenses                           $        20,050
                                                 -----------------

    Net loss                                     $       (20,050)
                                                 =================

    Loss per share - basic and diluted           $         (0.00)
                                                 -----------------

    Weighted average shares-basic and diluted         200,500,000
                                                 -----------------







        See the accompanying notes to the financial statements


                     ENGCHOW EDUCATION CORPORATION
                   STATEMENT OF SHAREHOLDERS' EQUITY


                        Shares          Amount    Capital     Deficit       Equity
Balance,
  February 1, 2011            -       $     -    $    -     $      -      $     -
Stocks issued for
  services                500,000           50        -                          50
Stocks issued for
  serivces            200,000,000       20,000        -            -         20,000
Investment by
   President                   -            -       6,510          -          6,510
Net loss                       -            -         -        (20,050)     (20,050)
                      ------------     --------   --------   -----------   ---------

Balance,
 February 28, 2011    200,500,000     $ 20,050   $  6,510   $  (20,050)   $   6,510






        See the accompanying notes to the financial statements

                     ENGCHOW EDUCATION CORPORATION
                       STATEMENT OF CASH FLOWS


                                                 For the period from
                                                   February 1, 2011
                                                    (Inception) to
                                                     February 28,
                                                        2011
                                                 -----------------

CASH FLOWS FROM OPERATING ACTIVITIES

   Net loss                                      $       (20,050)
                                                 -----------------

     Net Cash Provided by Operating Activities           (20,050)

CASH FLOW FROM FINANCING ACTIVITIES

   Proceeds from common stocks                            20,050
   Proceeds from stockholders' additional
     paid-in capital                                       6,510
                                                 -----------------
Net Cash Flows from Financing Activities                  26,560
                                                 -----------------
Net Increase in Cash                                       6,510

Cash at Beginning of Period                                   -
                                                 -----------------
Cash at End of Period                            $         6,510
                                                 =================


        See the accompanying notes to the financial statements

                        Engchow Education Corporation
                      Notes to the Financial Statements
  For the Period from February 1, 2011 (Inception) to February 28, 2011

NOTE 1   NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT POLICIES

NATURE OF OPERATIONS

Engchow Education Corporation ("the Company ") was incorporated on February 1, 2011 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception and its operations to date have been limited to issuing shares to its original shareholders and filing this registration statement. The Company will attempt to locate and negotiate with a business entity for the combination of that target company with the Company. The combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. No assurances can be given that the Company will be successful in locating or negotiating with any target company. The Company has been formed to provide a method for a foreign or domestic private company to become a reporting company with a class of securities registered under the Securities Exchange Act of 1934.

BASIS OF PRESENTATION

The summary of significant accounting policies presented below is designed to assist in understanding the Company's financial statements. Such financial statements and accompanying notes are the representations of the Company's management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America ("GAAP") in all material respects, and have been consistently applied in preparing the accompanying financial statements.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

                        Engchow Education Corporation
                      Notes to the Financial Statements
  For the Period from February 1, 2011 (Inception) to February 28, 2011


NOTE 1   NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT POLICIES
         (CONTINUED)

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. From time to time, the Company maintains cash balances at certain institutions in excess of the Federal Deposit Insurance Corporation limit.

INCOME TAXES

Under ASC 740, "Income Taxes", deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized.

LOSS PER COMMON SHARE

Basic loss per common shares excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted earnings per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. As of February 28, 2011 there are no outstanding dilutive securities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments include cash. The estimated fair value of these instruments approximates their carrying amounts due to the short maturity of the instrument.

                        Engchow Education Corporation
                      Notes to the Financial Statements
  For the Period from February 1, 2011 (Inception) to February 28, 2011

Note 2 - GOING CONCERN

These financial statements have been prepared on a going concern basis, which implies the Company will continue to meet its obligations and continue its operations for the next fiscal year. As of February 28, 2011, the Company has no income and cash flows from operations since inception. The continuation of the Company as a going concern is dependent upon financial support from its stockholders, the ability of the Company to obtain necessary equity financing to continue operations, successfully locating and negotiate with a business entity for the combination of that target company with Engchow Education, Corporation Tiber Creek Corporation, a company affiliated with management, will pay all expenses incurred by Engchow Education Corporation until a business combination is effected, without repayment. There is no assurance that Engchow Education Corporation will ever be profitable.
NOTE 3 - RECENT ACCOUNTING PRONOUNCEMENTS
In January 2010, FASB issued ASU No. 2010-01- Accounting for Distributions to Shareholders with Components of Stock and Cash.
The amendments in this update clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share). The amendments in this update are effective for interim and annual periods ending on or after December 15, 2009, and should be applied on a retrospective basis. The Company does not expect the adoption of this ASU to have a material impact on its financial statements.

In January 2010, FASB issued ASU No. 2010-06   Improving
Disclosures about Fair Value Measurements. This update provides amendments to Subtopic 820-10 that requires new disclosure as follows: 1) Transfers in and out of Levels 1 and 2. A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers. 2) Activity in Level 3 fair value measurements. In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number).
This update provides amendments to Subtopic 820-10 that clarifies existing disclosures as follows: 1) Level of disaggregation. A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position.
A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities. 2) Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3.

                        Engchow Education Corporation
                      Notes to the Financial Statements
  For the Period from February 1, 2011 (Inception) to February 28, 2011

NOTE 3 - RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The Company does not expect the adoption of this ASU to have a material impact on its financial statements.

NOTE 4   SUBSEQUENT EVENTS

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through March 17, 2011, the date the financial statements were issued.

<PAGE.



EXHIBIT NUMBER      DESCRIPTION

3.1        Certificate of Incorporation of Engchow Education Corporation

3.2        By-Laws of Engchow Education Corporation

3.3       Specimen stock certificate of Engchow Education Corporation

23.1      Consent of Independent Registered Public Accounting Firm



                                  SIGNATURES


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.


                              ENGCHOW EDUCATION CORPORATION.

                              By: /s/ Eng Chow, President

Date:   March 25, 2011